UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

G REIT Liquidating Trust

(Exact name of registrant as specified in its charter)

Maryland	0-50261	26-6199755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 975-2999

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sutter Square Sale

Effective October 3, 2012, GREIT-Sutter Square, LP (“Sutter Square LP”), as seller; G REIT Liquidating Trust (the “Trust”), as guarantor; and SGR Sutter Square, LLC (“SGR”), as purchaser, entered into an Agreement for Purchase and Sale of Real Property and Escrow Instructions (the “Sutter Square Agreement”) with respect to certain real property located at 2901-2929 K Street, Sacramento, California, commonly known as Sutter Square (“Sutter Square”) and certain personal property associated therewith and relating thereto. Sutter Square LP is a wholly-owned subsidiary of the Trust and Sutter Square LP and the Trust are sometimes collectively referred to herein as the “Company”, “we”, “us” or “our”. Sutter Square is the smaller of our two remaining properties in terms of gross leasable area and percentage of annual rents received in fiscal 2011. See “Congress Center Sale” below. We own 100% of Sutter Square, which represented approximately 14% of our assets and 23% of our rents as of the date of the Sutter Square Agreement.

The Agreement provides for the sale by Sutter Square LP of all of its right, title and interest in and to (i) a certain Ground Lease dated August 19, 1996 between the State of California, acting through its Department of Transportation and Seller (the “Ground Lease”), together with all improvements thereon and all easements and rights appurtenant thereto; (ii) all leases with respect to Sutter Square; (iii) certain tangible and intangible personal property located on or used in connection with Sutter Square; (iv) all service contracts relating to the operation of Sutter Square; and (v) all permits and similar documents relating to Sutter Square.

The purchase price for Sutter Square is $2,500,000, subject to charges, prorations and other adjustments as provided in the Sutter Square Agreement, and is payable as follows: (i) a $50,000 deposit (the “Deposit”), payable into escrow within three business days following the Effective Date (as defined in the Sutter Square Agreement); and (ii) the balance payable into escrow at the closing (the “Sutter Square Closing”).

The Sutter Square Closing is subject to conditions, including but not limited to SGR’s due diligence, inspection of title documents, inspection of the premises from time to time, satisfaction of all liens and other monetary encumbrances and other conditions typical for a transaction of this type. SGR has an inspection period of 45 days following the effective date of the Sutter Square Agreement (the “Inspection Period”) to review and approve or disapprove due diligence items. On or before the end of the Inspection Period, SGR shall indicate in writing which, if any, contract SGR elects not to assume.

During the period preceding the Sutter Square Closing, Sutter Square LP shall, among other things, maintain equipment and other materials in an orderly manner; and maintain liability and other insurance with minimum coverage as provided for in the Sutter Square Agreement.

The Sutter Square Closing was originally anticipated to occur on or before November 20, 2012. Pursuant to that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated November 19, 2012, the parties extended the date of the Sutter Square Closing to December 21, 2012, and pursuant to that certain Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated December 21, 2012, the parties further extended the date of the Sutter Square Closing to December 31, 2012.

Sutter Square LP and SGR will each pay one-half of escrow costs and other transactional costs are allocated between the parties pursuant to the Sutter Square Agreement. Taxes, rents, common area expenses, operating expenses, deposits and percentage rents are to be pro-rated between Sutter Square LP and SGR and reflected on an estimate closing statement, with final adjustments made as appropriate within 60 days following the Sutter Square Closing.

The Sutter Square Agreement contains standard representations, warranties, covenants, agreements and conditions for an agreement of this type, and contains additional provisions typical of such a transaction, including without limitation the use of an escrow agent, provisions for title insurance, allocation of closing expenses, mutual indemnification and mutual releases. The risk of loss on Sutter Square prior to the Sutter Square Closing remains on Sutter Square LP. Disputes under the Sutter Square Agreement shall be settled by arbitration.

In the event of a material breach by Sutter Square LP, SGR’s sole remedies shall be either to (i) terminate the Sutter Square Agreement, in which case Sutter Square LP shall reimburse SGR for its costs associated with Sutter Square, not to exceed $50,000; or (ii) waive such breach and proceed to the Sutter Square Closing. Any breach by SGR of its representations and warranties shall be limited to $500,000 in the aggregate.

In the event of a default by Sutter Square LP, other than a breach of its representations and warranties, SGR’s sole remedies shall be either to (i) terminate the Sutter Square Agreement, in which case the Deposit shall be returned to SGR and SGR shall collect damages not to exceed $100,000; or (ii) treat the Sutter Square Agreement in force and bring an action for specific performance.

The Sutter Square Closing is not subject to approval by the holders of units of beneficial interest of the Trust. The sale and purchase of Sutter Square is a related party transaction since SGR, NNNRI (defined below) and we are under common control. SGR is managed by Sovereign Realty REIT, LP (“SR REIT”). The General Partner of SR REIT is Sovereign Growth REIT, Inc. (“SG REIT”). The Manager of SG REIT is Sovereign Capital Advisors, LLC (“Sovereign Advisors”) and Todd A. Mikles is the Chief Executive Officer of Sovereign Advisors. Mr. Mikles is also Chairman and Chief Executive Officer of one entity and the sole member and manager of the other entity that owns IUC-SOV, LLC (“IUC-SOV”), which in turn is the owner of Daymark Realty Advisors, Inc. (“Daymark”), the parent company of NNN Realty Investors, LLC (“NNNRI”), our advisor.

Prior to entering into the Sutter Square Agreement, the Trust did not obtain an independent appraisal of Sutter Square.

Congress Center Sale

NNN Congress Center, LLC (“NNNCC”), GREIT Congress Center, LLC (“Congress Center LLC”), and certain non-affiliated parties (the “Other Parties” and, collectively with NNNCC and Congress Center LLC, “the Congress Center Sellers”), as sellers, and NW Congress Center Owner LLC (“NWCCO”), as purchaser, entered into a Purchase Agreement and Escrow Instructions made and effective as of October 19, 2012 (the “Congress Center Agreement”) with respect to certain real property located at 525 West Van Buren Street, Chicago, Illinois and commonly known as Congress Center (“Congress Center”) and certain personal property associated therewith and relating thereto. Congress Center LLC is a wholly-owned subsidiary of G REIT Liquidating Trust (individually the “Trust” and together with Congress Center LLC sometimes collectively referred to herein as the “Company”, “we”, “us” or “our”.

We have a 30% undivided tenant-in-common (“TIC”) interest in Congress Center, NNNCC has a 28.9% undivided TIC interest in Congress Center and the Other Parties own a 12.1% interest in Congress Center. NNNCC is under common control with us. Congress Center represented approximately 10% of our assets and 77% of our rents as of the date of the Congress Center Agreement.

The Congress Center Agreement provides for the sale by the Congress Center Sellers of their TIC interests representing a 71.0% ownership interest in Congress Center to NWCCO, and the assumption by NWCCO of the outstanding loan on Congress Center (the “Loan”), for $67,453,800 in cash, subject to adjustment for prorations of fees, costs and taxes, and other adjustments, as provided in the Congress Center Agreement. If any items to be adjusted are not determinable at the closing of the transaction (the “Congress Center Closing”), such items shall be adjusted subsequent to the Congress Center Closing but within 30 days following the final determination of 2012 taxes and assessments for Congress Center. Additionally, at the Congress Center Closing, the Congress Center Sellers shall provide NWCCO credits for certain leasing costs and security deposits, as provided in the Congress Center Agreement.

Certain other non-affiliated parties, representing the remaining 29.0% ownership interest in the property, who are not parties to the Congress Center Agreement, will contribute their TIC interests to American Recovery Property OP, LP (“ARP”) prior to the Congress Center Closing, in exchange for a minority interest in ARP. ARP will sell those contributed TIC interests to NWCCO in exchange for a 4.9% interest in NWCCO.

The Congress Center Sellers are responsible to pay a loan exit fee (the “Loan Exit Fee”), which will be settled as a credit to the purchase price.

Among the other conditions to the Congress Center Closing under the Congress Center Agreement, the Operating Agreement of NWCCO shall be executed by the parties thereto, which Operating Agreement shall provide for the following:

•	the contribution by ARP of its undivided interests in Congress Center and its right, title and interest in and to all personal property and intangible property related thereto, including the TIC interests contributed by the Other Parties, to NWCCO;

•	the execution by NWCCO, as borrower, and ARP, as guarantor, of documents modifying the terms of the Loan, in form and content acceptable to NWCCO; and

•	termination of the TIC ownership of Congress Center.

If the Congress Center Closing fails to occur due to NWCCO’s default, the Congress Center Sellers have agreed to accept the sum of $5,000 as liquidated damages, in which event the Congress Center Sellers will be released from selling Congress Center to NWCCO.

The Congress Center Agreement contains standard representations, warranties, covenants and conditions for an agreement of this nature, and contains additional provisions typical of such a transaction, including without limitation the use of an escrow agent, provisions for title insurance, allocation of closing expenses and mutual releases, and the entering into of a bill of sale. The parties have submitted to binding arbitration of disputes under the Congress Center Agreement. The risk of loss on Congress Center prior to the Congress Center Closing remains on the Congress Center Sellers.

The Congress Center Closing is not subject to approval by the holders of units of beneficial interest of the Company. The Congress Center Sellers have granted Todd A. Mikles a power of attorney to execute the closing statement with respect to Congress Center and Daymark Properties Realty, Inc. (“Daymark Properties”), the manager of Congress Center, is authorized to execute certain documents to be delivered at the Congress Center Closing.

Mr. Mikles is also Chairman and Chief Executive Officer of one entity and the sole member and manager of the other entity that owns IUC-SOV, LLC (“IUC-SOV”), which in turn is the owner of Daymark Realty Advisors, Inc. (“Daymark”), the parent company of NNN Realty Investors, LLC (“NNNRI”), our advisor. Daymark Properties is a wholly-owned subsidiary of Daymark.

Prior to entering into the Agreement, Daymark obtained an independent appraisal of Congress Center. Pursuant to an Appraisal of Real Property – Congress Office Building dated March 29, 2012 (the “Appraisal Report”), Congress Center had a market value “as is” of $95,000,000.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Sutter Square Sale

The Sutter Square Closing with respect to the sale of Sutter Square by Seller occurred on December 28, 2012. Certain terms and conditions of the transaction are described in Item 1.01 hereinabove. Prior to the Sutter Square Closing, on December 19, 2012, SGR assigned its rights in and to the Sutter Square Agreement to Chequers-Sutter Square LLC (“Chequers-Sutter”), an affiliate of SGR. Todd A. Mikles is the President, CEO and sole shareholder of the entity that is a 50% member of Chequers Equity, LLC, which in turn is the sole member of Chequers-Sutter.

We received $2,364,137 net proceeds in cash at the Sutter Square Closing.

The Trust determined that the fair market value of Sutter Square was approximately the contracted-for purchase price, based upon internal valuation, general knowledge of the commercial real estate market and the fact that Sutter Square has been on and off the market for an extended period of time without another qualified purchaser. The Trust did not obtain an independent appraisal of Sutter Square.

In connection with the transaction, Daymark earned a Manager Disposition Fee in the amount of $75,000.

Congress Center Sale

The Congress Center Closing with respect to the sale of Congress Center by the Sellers, including the Company, to NWCCO occurred on October 23, 2012. The terms and conditions of the transaction are described in Item 1.01 hereinabove.

We received $1,765,863 in cash in connection with the sale of Congress Center. The Congress Center Sellers paid a Loan Exit Fee in the aggregate amount of $557,698, of which our pro rata amount was $167,309, which amount was settled as a credit to the purchase price.

We determined that the fair market value of Congress Center was approximately the contracted-for purchase price based upon internal valuation and the Appraisal Report.

Todd A. Mikles is the sole member of the entity that is the minority owner of a trust and a director of that trust, which in turn is the general partner of ARP. We own the majority of that trust. Mr. Mikles is the President of ARP. As described in Item 1.01 above, Mr. Mikles also indirectly controls NNNRI, our advisor, and Daymark Properties, which was authorized to execute certain documents to be delivered at the Congress Center Closing.

With the completion of the disposition of Sutter Square and Congress Center, we have no more property interests and our only significant assets are cash and certain securities we obtained in connection with the sale of certain real property located 6000-61000 Western Place, Fort Worth, Texas, which sale was completed on June 15, 2012. It is our present intention to seek a purchaser for the securities we hold, distribute the net cash proceeds from such a sale, together with other cash available for liquidating distributions, to our trust beneficiaries, and dissolve the Trust.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information required as part of this item is being provided below as follows:

INDEX TO THE PRO FORMA FINANCIAL STATEMENTS

I.	Unaudited Pro Forma Condensed Consolidated Statement of Net Assets as of December 31, 2011 (Liquidation Basis)

II.	Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets for the Year Ended December 31, 2011 (Liquidation Basis)

G REIT LIQUIDATING TRUST

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had our interests in the Congress Center and Sutter Square properties been disposed of by us as of the dates set forth below. The pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. In our opinion, all adjustments necessary to reflect the disposition have been made.

The accompanying unaudited pro forma condensed consolidated statement of net assets as of December 31, 2011 (liquidation basis) is presented as if the dispositions of our interests in the Congress Center and Sutter Square properties had occurred on December 31, 2011.

The accompanying unaudited pro forma condensed consolidated statement of changes in net assets for the year ended December 31, 2011 (liquidation basis) is presented as if the dispositions of our interests in the Congress Center and Sutter Square properties had occurred on December 31, 2010.

The accompanying pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the dispositions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

G REIT LIQUIDATING TRUST

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS

As of December 31, 2011

(Unaudited — Liquidation Basis)

	Company		Sale of Congress	Sale of Sutter	Company
	Historical (A)	Adjustments (B)	Center Property (C)	Square Property (C)	Pro Forma
ASSETS
Real estate investments:
Real estate held for sale	$27,292,000	$(24,442,000)	$—	$(2,850,000)	$—
Investment in unconsolidated real estate	2,040,000	—	(2,040,000)	—	—

	29,332,000	(24,442,000)	(2,040,000)	(2,850,000)	—
Cash	4,441,000	17,671,000	1,766,000	2,364,000	26,242,000
Accounts receivable, net	404,000	(362,000)	—	(42,000)	—
Related party receivables	4,770,000	(4,770,000)	—	—	—
Investments in securities	—	12,000,000	—	—	12,000,000
Asset for estimated receipts in excess of estimated costs during liquidation	—	—	—	—	—

Total assets	38,947,000	97,000	(274,000)	(528,000)	38,242,000
LIABILITIES
Accounts payable and accrued liabilities	756,000	(695,000)	—	(61,000)	—
Related party payables	62,000	(62,000)	—	—	—
Security deposits and prepaid rent	402,000	(377,000)	—	(25,000)	—
Liability for estimated costs in excess of estimated receipts during liquidation	438,000	(817,000)	913,000	56,000	590,000

Total liabilities	1,658,000	(1,951,000)	913,000	(30,000)	590,000
Commitments and contingencies	—	—	—	—	—

Net assets in liquidation	$37,289,000	$2,048,000	$(1,187,000)	$(498,000)	$37,652,000	(E)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

G REIT LIQUIDATING TRUST

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

For the Year Ended December 31, 2011

(Unaudited — Liquidation Basis)

	Company		Sale of Congress	Sale of Sutter	Company
	Historical (A)	Adjustments (B)	Center Property (D)	Square Property (D)	Pro Forma
Net assets in liquidation, beginning of year	$37,759,000	$5,446,000	$(4,017,000)	$(1,598,000)	$37,590,000

Changes in net assets in liquidation:
Changes to asset (liability) for estimated costs in excess of estimated receipts during liquidation:
Operating (income) expense	(3,055,000)	2,922,000	—	410,000	277,000
Payments of liquidation costs and other amounts	2,865,000	(2,537,000)	—	(53,000)	275,000
Change in estimated receipts (costs) in excess of estimated costs (receipts) during liquidation	(1,601,000)	96,000	1,419,000	213,000	127,000

Change to asset (liability) for estimated costs in excess of estimated receipts during liquidation	(1,791,000)	481,000	1,419,000	570,000	679,000

Change in fair value of assets and liabilities:
Change in fair value of real estate investments	1,131,000	(2,682,000)	186,000	1,365,000	—
Change in assets and liabilities due to activity in liability for estimated costs in excess of estimated receipts during liquidation	190,000	(385,000)	—	(357,000)	(552,000)

Net increase in fair value	1,321,000	(3,067,000)	186,000	1,008,000	(552,000)

Change in net assets in liquidation	(470,000)	(2,586,000)	1,605,000	1,578,000	127,000

Net assets in liquidation, end of year	$37,289,000	$2,860,000	$(2,412,000)	$(20,000)	$37,717,000	(E)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

As of and For the Year Ended December 31, 2011

The unaudited pro forma condensed consolidated financial statements have been adjusted as discussed in the notes below.

(A) As reported in our Annual Report on Form 10-K for the year ended December 31, 2011.

(B) Includes adjustments for the sale of the Western Place property on June 15, 2012. The sale of the Western Place property was previously reported on our Form 8-K filed on June 29, 2012.

(C) Adjustments have been made to reflect the sales of our interests in the Congress Center and Sutter Square properties and, therefore, our investment in unconsolidated real estate and real estate held for sale has been reduced to zero, as these two properties represented our only remaining property interests. Also, our cash balance has been increased by the pro forma amount of net proceeds received upon sale of $1,766,000 for Congress Center and $2,364,000 for Sutter Square. Adjustments to our estimated receipts and estimated costs during liquidation, as well as other assets and liabilities, have also been made to reflect these dispositions.

(D) Adjustments have been made to eliminate the changes in net assets in liquidation attributable to the Congress Center and Sutter Square properties, as if the dispositions had occurred on December 31, 2010.

(E) The unaudited pro forma condensed consolidated statement of net assets as of December 31, 2011 is presented as if the dispositions of our interests in the Congress Center and Sutter Square properties had occurred on December 31, 2011. The unaudited pro forma condensed consolidated statement of changes in net assets for the year ended December 31, 2011 is presented as if the dispositions of our interests in the Congress Center and Sutter Square properties had occurred on December 31, 2010. As a result, there is a difference in the pro forma net assets in liquidation as of December 31, 2011 between these two statements.

(d)	Exhibits

10.1	Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of October 3, 2012, between GREIT-Sutter Square, LP, as seller; G REIT Liquidating Trust, as guarantor; and SGR Sutter Square, LLC, as purchaser

10.2	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated November 19, 2012, between GREIT-Sutter Square, LP, as seller; G REIT Liquidating Trust, as guarantor; and SGR Sutter Square, LLC, as purchaser

10.3	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated December 21, 2012, between GREIT-Sutter Square, LP, as seller; G REIT Liquidating Trust, as guarantor; and SGR Sutter Square, LLC, as purchaser

10.4	Special Warranty Deed executed October 18, 2012 by GREIT-Sutter Square, LP

10.5	Assignment and Assumption Agreement made as of December 28, 2012 by and between GREIT-Sutter Square, LP and Chequers-Sutter Square, LLC

10.6	Purchase Agreement and Escrow Instructions by and between certain parties listed in Schedule I, as Sellers, and NW Congress Center Owner LLC, made and effective as of October 19, 2012

10.7	Special Warranty Deed made as of October 19, 2012 (attached as Exhibit B to Exhibit 10.5)

10.8	Termination of Tenant in Common Agreement dated as of October 19, 2012

10.9	Termination of Amended and Restated Tenant in Common Agreement dated as of October 19, 2012 (attached as Exhibit D to Exhibit 10.5)

10.10	Bill of Sale and General Assignment entered into as of October 19, 2012 (attached as Exhibit E to Exhibit 10.5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 11, 2013	G REIT LIQUIDATING TRUST

	By:	/s/ Gary T. Wescombe
Gary T. Wescombe Chairman of the Trustees